



CONNECTICUT DEVELOPMENT AUTHORITY
and



NEW ENGLAND POWER COMPANY




LOAN AGREEMENT




Dated as of September 1, 1999
Connecticut Development Authority
$38,500,000 Pollution Control Revenue Refunding Bonds
(New England Power Company Project - 1999 Series)



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Connecticut Development Authority
New England Power Company
LOAN AGREEMENT
     THIS LOAN AGREEMENT, made and dated as of September 1, 1999, by and between the Connecticut Development Authority, a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut, and New England Power Company, a corporation organized and existing under the laws of the Commonwealth of Massachusetts, WITNESSETH THAT:
     WHEREAS, the State Commerce Act, constituting Connecticut General Statutes, Sections 32-la through 32-23xx, as amended (the "Act"), declares that there is a continuing need in the State (1) for economic development and activity to provide and maintain employment and tax revenues and to control, abate and prevent pollution to protect the public health and safety and (2) for assistance to public service businesses providing transportation and utility services in the State, and that the availability of financial assistance and suitable facilities are important inducements to industrial and commercial enterprises to remain or locate in the State and to provide industrial, recreation, urban and public service projects; and
     WHEREAS, the Act provides that (1) the term "project" as used therein means any facility, plant, works, system, building, structure, utility, fixture or other real property improvement located in the State, and the land on which it is located or which is reasonably necessary in connection therewith, which is of a nature or which is to be used or occupied by any person for purposes which would constitute it as an economic development project, recreation project, urban project, public service project or health care project, and any real property improvement reasonably related thereto, and (2) that a project may also include or consist exclusively of machinery, equipment or fixtures; and
     WHEREAS, the Act defines economic development project to include "any project which is to be used or occupied by any person for . . . (2) controlling, abating, preventing or disposing of land, water, air or other environmental pollution . . . or (3) the conservation of energy or the utilization of cogeneration technology or solar, wind, hydro, biomass or other renewable sources to produce energy for any industrial or commercial application."

     WHEREAS, the Act provides that the Authority shall have power (1) to determine the location and character of any project to be financed under the provisions of the Act; (2) to purchase, receive by gift or otherwise, lease, exchange, or otherwise acquire, and construct, reconstruct, improve, maintain, equip and furnish one or more projects, including all real and personal property which the Authority may deem necessary therewith, and to enter into a contract with a person therefor upon such terms and conditions as the Authority shall determine to be reasonable, including but not limited to reimbursement for the planning, designing, financing, construction, reconstruction, improvement, equipping, furnishing, operation and maintenance of reserve and insurance funds with respect to the financing of the project;
(3) to extend credit or make loans to any person for the planning, designing, financing, acquiring, constructing, reconstructing, improving, equipping and furnishing of a project and for the refinancing of existing indebtedness with respect to any facility or part thereof which would qualify as a project in order to facilitate substantial improvements thereto, which credits or loans may be secured by loan agreements, mortgages, contracts and all other instruments or fees and charges, upon such terms and conditions as the Authority shall determine to be reasonable in connection with such loans, including provision for the establishment and maintenance of reserve and insurance funds and in the exercise of powers granted in the Act in connection with a project for such person, to require the inclusion in any contract, loan agreement or other instrument, such provisions for the construction, use, operation and maintenance and financing of a project as the Authority may deem necessary or desirable; (4) to issue its bonds for such purposes, subject to the approval of the Treasurer of the State; and, (5) as security for the payment of the principal or redemption price, if any, of and interest on any such bonds, to pledge or assign such a loan, lease or sale agreement and the revenues and receipts derived by the Authority from such a project; and
     WHEREAS, the Authority has by resolution adopted October 8, 1985 authorized the issuance of, and previously issued, $38,500,000 principal amount of its Adjustable Rate Pollution Control Revenue Bonds (New England Power Company Project - 1985 Series) (the "Prior Obligations") for the benefit of the New England Power Company (the "Borrower") for the purpose of providing funds for the financing and refinancing of construction of and additions to the pollution control facilities of the Borrower; and
     WHEREAS, the Borrower currently owns certain undivided interests in the Millstone Point Nuclear Power Plant, Unit No. 3 located in the Town of Waterford, Connecticut (the "Plant") and, by resolution adopted in furtherance of the purposes of the Act, the Authority has accepted the application of the Borrower for assistance in the financing and refinancing of facilities for the control, abatement or prevention of environmental pollution resulting from the operation of the Plant (the "Project"); and
     WHEREAS, the Authority has by a resolution adopted August 18, 1999, authorized the issuance of $38,500,000 principal amount of its Pollution Control Revenue Refunding Bonds (New England Power Company Project - 1999 Series) for the purpose of providing funds for the refunding of the Prior Obligations; and
     WHEREAS, pursuant to such resolution the Bonds (as hereinafter defined) are to be secured by an Indenture of Trust of even date herewith, by and between the Authority and State Street Bank and Trust Company, as Trustee; and
     WHEREAS, the proceeds of the Bonds will be used to replace certain amounts currently on deposit in an irrevocable trust fund held by State Street Bank and Trust Company designated "Connecticut Development Authority Adjustable Rate Pollution Control Revenue Bonds (New England Power Company Project - Series 1985) Defeasance Trust Fund" (the "Defeasance Trust Fund"), which Defeasance Trust Fund was established pursuant to a Defeasance Trust Agreement, dated as of September 1, 1998, by and among the Authority, the Borrower and State Street Bank and Trust Company, as successor bond trustee to The Connecticut National Bank (the "Defeasance Trust Agreement"); and
     WHEREAS, the Bonds shall be special obligations of the Authority, payable solely from the revenues or other receipts, funds or monies to be derived by the Authority under this Agreement or the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds; and
     WHEREAS, the Authority proposes with the proceeds of the Bonds to make a loan to the Borrower and the Borrower proposes to borrow such proceeds from the Authority for the purpose of refunding the Prior Obligations; and
     WHEREAS, the payment obligations of the Borrower hereunder will be evidenced by a promissory note (the "Note") to be delivered simultaneously with the issuance of the Bonds; and

     WHEREAS, the Borrower acknowledges that the Authority is providing financing for the Project in furtherance of the Authority's corporate purposes under the Act, that the accomplishment of these purposes is dependent upon the compliance of the Borrower with its covenants contained in this Agreement, that the Authority has a resulting beneficial interest in the Project, and that the Borrower's use of and interest in the Project as provided hereby are in furtherance of the discharge of a public purpose; and
     NOW, THEREFORE, in consideration of the premises and of the mutual representations, covenants and agreements herein set forth, the Authority and the Borrower, each binding itself, its successors and assigns, do mutually promise, covenant and agree as follows (provided that in the performance of the agreements of the Authority herein contained, any obligation it may incur for the payment of money shall not be an obligation, debt or liability of the State or any municipality thereof and neither the State nor any municipality thereof shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the revenues or other receipts, funds or monies to be derived by the Authority under this Agreement or the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds):
ARTICLE I

DEFINITIONS AND INTERPRETATION
     Section 1.1 Definitions. For the purposes of this Agreement, the following words and terms shall have the respective meanings set forth as follows, and any capitalized word or term used but not defined herein is used as defined in the Indenture:
     "Agreement" means this Loan Agreement and any amendments and supplements hereto.
     "Authority" means the Connecticut Development Authority, a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut duly organized and existing under the laws of the State, and any body, board, authority, agency or other political subdivision or instrumentality of the State which shall hereafter succeed to the powers, duties and functions thereof.

     "Authorized Representative" means, in the case of the Authority, the Chairman or Vice Chairman, the President, the Executive Vice President or any Senior Vice President or any Vice President thereof and, in the case of the Borrower, the President, any Vice President, the Treasurer or any Assistant Treasurer thereof and, when used with reference to the performance of any act, the discharge of any duty or the execution of any certificate or other document, any officer, employee or other person authorized to perform such act, discharge such duty or execute such certificate or other document.
     "Bonds" means the $38,500,000 Pollution Control Revenue Refunding Bonds (New England Power Company Project - 1999 Series) authorized and issued pursuant to Section 2.3 of the Indenture.
     "Bond Counsel" means Whitman Breed Abbott & Morgan LLP or such other nationally recognized bond counsel selected by the Authority and reasonably satisfactory to the Borrower and the Trustee.
     "Bondholder," or "Holder" or "Owner" or "Owner of Bonds" or words of similar import when used with reference to Bonds, shall unless otherwise specified, mean any person who shall be the registered owner of any Outstanding Bond.
     "Borrower" means (i) New England Power Company, a corporation organized and existing under the laws of the Commonwealth of Massachusetts, and its successors and assigns, and (ii) any surviving resulting or transferee corporation as provided in Section 6.1 hereof.
     "Business Day" means any day (i) that is not a Saturday or Sunday, (ii) that is a day on which banking institutions in all of the cities in which the principal offices of the Trustee and the Paying Agent and, if applicable, the Remarketing Agent and Tender Agent are located and are not required or authorized to remain closed, and (iii) that is a day on which the New York Stock Exchange, Inc. is not closed.
     "Code" means the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder.
     "Counsel" means an attorney at law or a firm of attorneys (who may be an employee of or counsel to the Authority or the Borrower or the Trustee) duly admitted to the practice of law before the highest court of any state of the United States of America or of the District of Columbia.
     "Debt Service Fund" means the special trust fund so designated, established pursuant to Section 5.1 of the Indenture.
     "DTC" or "The Depository Trust Company" shall mean the limited-purpose trust company organized under the laws of the State of New York which shall act as securities depository for the Bonds, and any successor thereto.
     "Determination of Taxability" means with respect to the Bonds, (1) a ruling by the Internal Revenue Service, (2) the receipt by the Owner (for federal income tax purposes) of any of the Bonds from the Internal Revenue Service of a notice of assessment and demand for payment (provided the Borrower has been afforded the opportunity to participate at its own expense in all appeals to which such Owner of any Bonds is a party relating to such assessment and demand for payment) and the expiration of the appeal period provided therein if no appeal is taken or, if an appeal is taken by such Owner of any Bonds within the applicable appeal period which has the effect of staying the demand for payment, a final unappealable decision by a court of competent jurisdiction, or (3) the admission in writing by the Borrower, in any case to the effect that the interest on the Bonds is includable in the gross income for federal income tax purposes (other than for purposes of alternative minimum tax) of an Owner or former Owner thereof, other than for a period during which such Owner or former Owner is or was a "substantial user" of the Project financed by such Bonds or a "related person" as such terms are defined in the 1954 Code.
     "Event of Default" means an Event of Default as defined in Section 7.1 hereof.
     "Financing Documents" means this Agreement, the Tax Regulatory Agreement and the Note.
     "Indenture" means the Indenture of Trust, of even date herewith, by and between the Authority and the Trustee, together with all indentures supplemental thereto made and entered into in accordance therewith.
     "Interest Payment Date" shall mean each date on which interest is payable on the Bonds as provided in the Indenture.
     "Loan Agreement" means this Loan Agreement and any amendments and supplements hereto.
     "Moody's" means Moody's Investors Services, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority, at the direction of the Borrower, by notice to the Trustee and the Borrower.
     "Net Proceeds" when used with respect to any insurance or condemnation award, means the gross proceeds from such award less all expenses (including attorney's fees and expenses and any extraordinary expenses) incurred in the collection thereof.
     "1954 Code" means the Internal Revenue Code of 1954, as amended, as in effect on August 1, 1986.
     "Note" means the promissory note of the Borrower to the Authority, dated the initial date of delivery of the Bonds in the form attached as Appendix A to this Agreement, and any amendments or supplements made in conformity with this Agreement and the Indenture.
     "Outstanding", when used with reference to a Bond or Bonds, as of any particular date, means all Bonds which have been authenticated and delivered under the Indenture, except:
       (1) any Bonds cancelled by the Trustee because of payment or redemption prior to maturity or surrendered to the Trustee for cancellation;
       (2) any Bond (or portion of a Bond) paid or redeemed or for the payment or redemption of which there has been separately set aside and held in the Debt Service Fund either:
       (a) monies in an amount sufficient to effect payment of the principal or applicable Redemption Price thereof, together with accrued interest on such Bond to the payment or redemption date, which payment or redemption date shall be specified in irrevocable instructions given to the Trustee to apply such monies to such payment on the date so specified; or
       (b) obligations of the kind described in Section 12.1(A) of the Indenture in such principal amounts, of such maturities, bearing such interest and otherwise having such terms and qualifications as shall be necessary to provide monies in an amount sufficient to effect payment of the principal or applicable Redemption Price of such Bond, together with accrued interest on such Bond to the payment or redemption date, which payment or redemption date shall be specified in irrevocable instructions given to the Trustee to apply such obligations to such payment on the date so specified; or
       (c)     any combination of (a) and (b) above;
       (3) Bonds deemed tendered for purchase and not delivered to the Tender Agent on the purchase date, provided sufficient funds for payment of the purchase price are on deposit with the Tender Agent;
       (4) Bonds in exchange for or in lieu of which other Bonds shall have been authenticated and delivered under Article III of the Indenture; and
       (5) any Bond deemed to have been paid as provided in Section 12.1 of the Indenture.
     In determining whether the Owners of a requisite aggregate principal amount of outstanding Bonds have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions of the Indenture, Bonds which are owned of record by the Borrower or any affiliate thereof or held by the Trustee for the account of the Borrower shall be disregarded and deemed not to be Outstanding under the Indenture for the purpose of any such determination (except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which a Responsible Officer of the Trustee actually knows to be so owned or held shall be disregarded) unless all Bonds are owned by the Borrower or any affiliate thereof and/or held by the Trustee for the account of the Borrower, in which case such Bonds shall be considered Outstanding for the purpose of such determination. For the purpose of this definition an "affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
     "Paying Agent" means any paying agent or paying agents for the Bonds appointed pursuant to Section 9.10 of the Indenture (and may include the Trustee), and its successor or successors and any other corporation which may at any time be substituted in its place in accordance with the Indenture.
     "Permitted Encumbrances" mean, as of any particular date, (i) liens for taxes not yet due and payable, (ii) any lien created by this Agreement and the Indenture, (iii) utility, access and other easements and rights-of-way, that will not interfere with or impair the value or use of the Project as herein provided, (iv) any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right in respect thereof if payment is not yet due and payable and for which statutory lien rights exist, and (v) such minor defects, irregularities, easements, and, rights-of-way (including agreements with any railroad the purpose of which is to service the railroad siding) as normally exist with respect to property similar in character to the Project and which do not materially impair the value or use of the property affected thereby for the purpose for which it was acquired hereunder.
     "Plant" means the Millstone 3 nuclear electric generating plant in Waterford, Connecticut, at which plant the Project is located.
     "Principal User" means any principal user of the Project within the meaning of Section 144(a)(2)(B) of the Code, or 103(b)(6)(B) of the 1954 Code, as applicable, including without limitation any person who is a greater-than-10-percent-owner (or if none, the person(s) who holds the largest ownership interest in the Project), lessee or user of more than 10% of the Project measured either by occupiable space or fair rental value under any formal or informal agreement or, under the particular facts and circumstances, anyone who is a principal customer of the Project. The term "principal customer" means any person, who purchases output of the Project under a contract if the percentage of output taken or to be taken by such person, multiplied by a fraction the numerator of which is the term of such contract and the denominator of which is the economic life of the Project, exceeds
10%. In the case of a person who purchases output of an electric or thermal energy, gas, water or other similar facility, such person is a principal customer if the total output purchased by such person during any one-year period beginning with the date the facility is placed in service is more than 10 percent of the facility's output during each such period. Co-owners or co-lessees who are shareholders in a corporation or who are collectively treated as a partnership subject to subchapter K under section 761(a) of the Code are not treated as Principal Users merely by reason of their ownership of corporate or partnership interests.
     "Prior Obligations" shall mean the Authority's Adjustable Rate Pollution Control Revenue Bonds (New England Power Company Project - 1985 Series) issued pursuant to an Indenture of Trust, dated as of October 15, 1985, by and between the Authority and The Connecticut National Bank, as trustee.
     "Project" means the Borrower's 12.205% undivided interest in facilities for the control, abatement or prevention of air, water and general environmental pollution resulting from the operation of the Plant.
     "Rate Period" means any Daily Rate Period, Weekly Rate Period, Flexible Rate Period or Term Rate Period.
     "Redemption Price" means, when used with respect to a Bond or a portion thereof, the principal amount of such Bond or portion thereof plus the applicable premium, if any, payable upon redemption thereof pursuant to the Indenture.
     "Related Person" means, with respect to any Principal User, a person which is a related person (as defined in Section 144(a)(3) of the Code, or Section 103(b)(6)(B) of the 1954 Code, as applicable, and by reference to Sections 267, 707(b) and 1563(a) of the Code, except that 50% is to be substituted for 80% in Section 1563(a)).
     "Remarketing Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agent for the Bonds, and any successor remarketing agent appointed from time to time pursuant to Section 4.8 of the Indenture.
     "Sharing Agreement" means the Sharing Agreement - 1979 Connecticut Nuclear Unit dated as of September 1, 1973, among the Borrower and the other participants from time to time in ownership of the Plant, pertaining to the ownership, construction and operation of the Plant, as such agreement has been or may be amended from time to time.
     "S&P" means Standard & Rating Services, a division of the McGraw-Hill Companies, Inc., its successors and their assigns and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority at the direction of the Borrower by notice to the Trustee and the Borrower.
     "Substantial User" means any substantial user of the Project within the meaning of Section 147(a) of the Code or Section 103(b)(13) of the 1954 Code, as applicable.
     "Supplemental Indenture" means any indenture supplemental to the Indenture or amendatory of the Indenture, adopted by the Authority in accordance with Article X of the Indenture.
     "Tax Incidence Date" means the date as of which interest on the Bonds becomes or became includable in the gross income of the recipient thereof (other than the Borrower or another Substantial User or Related Person) for federal income tax purposes for any cause, as determined by a Determination of Taxability.
     "Tax Regulatory Agreement" means the Tax Regulatory Agreement, dated as of the date of initial issuance and delivery of the Bonds, among the Authority, the Borrower and the Trustee, and any amendments and supplements thereto.
     "Tender Agent" means U.S. Bank Trust National Association, acting as tender agent for the Bonds, and any successor tender agent appointed from time to time pursuant to Section 9.17 of the Indenture.
     "Term", when used with reference to this Agreement, means the term of this Agreement determined as provided in Article III hereof.
     "Trustee" means State Street Bank and Trust Company, and its successor or successors hereafter appointed in the manner provided in the Indenture.
     Section 1.2     Interpretation.  In this Agreement:
       (1) The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms, as used in this Agreement, refer to this Agreement, and the term "hereafter" means after, and the term "heretofore" means before, the date of this Agreement.
       (2) Words of the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa.
       (3) Words importing persons include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

       (4) Any headings preceding the texts of the several Articles and Sections of this Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.
       (5) Nothing contained in this Agreement shall be construed to cause the Borrower to become the agent for the Authority or the Trustee for any purpose whatsoever, nor shall the Authority or the Trustee be responsible for any shortage, discrepancy, damage, loss or destruction of any part of the Project wherever located or for whatever cause.
       (6) All approvals, consents and acceptances required to be given or made by any person or party hereunder shall be at the sole discretion of the party whose approval, consent or acceptance is required.
       (7) All notices to be given hereunder shall be given in writing within a reasonable time unless otherwise specifically provided.
       (8) This Agreement shall be governed by and construed in accordance with the applicable laws of the State.
       (9) If any provision of this Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity of such provision shall not affect any of the remaining provisions hereof.
ARTICLE II

REPRESENTATIONS AND WARRANTIES
     Section 2.1 Representations by the Authority. The Authority represents and warrants that:
       (1) It is a body corporate and politic constituting a public instrumentality and political subdivision of the State, duly organized and existing under the laws of the State including the Act. The Authority is authorized to issue the Bonds in accordance with the Act and to use the proceeds thereof to finance the Project.
       (2) The Authority has complied with the provisions of the Act and has full power and authority pursuant to the Act to consummate all transactions contemplated by the Bonds, the Indenture and the Financing Documents.

       (3) By resolution duly adopted by the Authority and still in full force and effect, the Authority has authorized the execution, delivery and due performance of the Bonds, the Indenture and the Financing Documents, and the taking of any and all action as may be required on the part of the Authority to carry out, give effect to and consummate the transactions contemplated by this Agreement and the Indenture, and all approvals necessary in connection with the foregoing have been received.
       (4) The Bonds have been duly authorized, executed, authenticated, issued and delivered, constitute valid and binding special obligations of the Authority payable solely from revenues or other receipts, funds or monies pledged therefor under the Indenture and from any amounts otherwise available under the Indenture, and are entitled to the benefit of the Indenture.
Neither the State nor any municipality thereof is obligated to pay the Bonds or the interest thereon. Neither the faith and credit nor the taxing power of the State nor any municipality thereof is pledged for the payment of the principal, and premium, if any, of and interest on the Bonds.
       (5) The execution and delivery of the Bonds, the Indenture and the Financing Documents and compliance with the provisions thereof, will not conflict with or constitute on the part of the Authority a violation of, breach of or default under its by-laws or any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Authority is a party or by which the Authority is bound, or, to the knowledge of the Authority, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Authority or any of its activities or properties, and all consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the consummation by the Authority of the transactions contemplated thereby have been obtained.
       (6) Subject to the provisions of this Agreement and the Indenture, the Authority will apply the proceeds of the Bonds to the purposes specified in the Indenture and the Financing Documents.
       (7) There is no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body pending or threatened against or affecting the Authority, or to the best knowledge of the Authority, any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby or by the Indenture, or which, in any way, would adversely affect the validity of the Bonds, or the validity of or enforceability of the Indenture or the Financing Documents, or any agreement or instrument to which the Authority is a party and which is used or contemplated for use in consummation of the transactions contemplated hereby and by the Indenture.
       (8) It has not made any commitment or taken any action which will result in a valid claim for any finders or similar fees or commitments in respect of the transactions contemplated by this Agreement.
       (9) The representations of the Authority set forth in the Tax Regulatory Agreement are by this reference incorporated in this Agreement as though fully set forth herein.
     Section 2.2 Limitation of Control by Borrower. Pursuant to the Sharing Agreement, the Borrower is the owner of a 12.205% undivided interest in the Plant. The Project constitutes a portion of such Plant. The Sharing Agreement designates two lead participants that have sole responsibilities for all aspects of construction of the Plant and for the operation and maintenance of the Plant. The Borrower is not a lead participant. Every obligation of the Borrower hereunder with respect to the Project (other than the continuing obligation of the Borrower to pay, at the times and in the amounts set forth herein, its loan obligation pursuant to this Agreement) is subject to and limited by the provisions of such Sharing Agreement. The Borrower agrees, however, subject to the representations set forth in Section 2.3, to exercise all rights granted to it pursuant to the Sharing Agreement and its rights as to matters otherwise within the Borrower's control, and to take all reasonable actions in the prudent exercise of business judgment, to cause the covenants of the Borrower contained in this Agreement to be performed to the full extent of the Borrower's ability during the Term of this Agreement.
     Section 2.3 Representations by the Borrower. The Borrower represents and warrants that:
       (1) The Borrower has been duly incorporated and validly exists as a corporation in good standing under the laws of the Commonwealth of Massachusetts, is duly qualified to transact business as a foreign corporation in good standing under the laws of the State, is not in violation of any provision of its Articles of Organization or its by-laws, has corporate power to enter into and perform the Financing Documents, and by proper corporate action has duly authorized the execution and delivery of the Financing Documents.
       (2) The Financing Documents constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by bankruptcy or insolvency or other laws affecting creditors' rights generally or by general principles of equity.
       (3) Neither the execution and delivery of the Financing Documents, the consummation of the transactions contemplated thereby, nor the fulfillment by the Borrower of or compliance by the Borrower with the terms and conditions thereof is prevented or limited by or conflicts with or results in a breach of, or default under the terms, conditions or provisions of any contractual or other restriction of the Borrower, evidence of its indebtedness or agreement or instrument of whatever nature to which the Borrower is now a party or by which it is bound, or constitutes a default under any of the foregoing. No event has occurred and no condition exists which, upon the execution and delivery of any Financing Documents, constitutes an Event of Default hereunder or an event of default thereunder or, but for the lapse of time or the giving of notice, would constitute an Event of Default hereunder or an event of default thereunder.
       (4) There is no action or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower before any court, administrative agency or arbitration board that will materially and adversely affect the ability of the Borrower to perform its obligations under the Financing Documents except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and the Borrower's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, and all authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery of the Financing Documents and in connection with the performance of the Borrower's obligations hereunder or thereunder have been obtained.
       (5) The execution, delivery and performance of the Financing Documents and any other instrument delivered by the Borrower pursuant to the terms hereof or thereof are within the corporate powers of the Borrower and have been duly authorized and approved by the board of directors of the Borrower and are not in contravention of law or of the Borrower's Articles of Organization or by-laws, as amended to date, or of any undertaking or agreement to which the Borrower is a party or by which it is bound.
       (6) The Borrower represents that it has not made any commitment or taken any action which will result in a valid claim for any finders' or similar fees or commitments in respect of the transactions described in this Agreement other than the fees to various parties to the transactions contemplated hereby which have been heretofore paid or provided.
       (7) The Project is included within the definition of a "project" in the Act, and its estimated cost was, at the time of issuance of the Prior Obligations, equal to or in excess of $38,500,000. The Borrower intends the Project to be and continue to be an authorized project under the Act during the Term of this Agreement.
       (8) All amounts shown in Schedule D of the Tax Regulatory Agreement are eligible costs of a project financed by bonds issued by the Authority under the Act, and may be financed by amounts in the Redemption Fund under the Indenture. None of the proceeds of the Bonds will be used directly or indirectly as working capital or to finance inventory.
       (9) To the best of the Borrower's knowledge, the Project is in compliance with all applicable federal, State and local laws and ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality the non-compliance with which would materially adversely affect the performance by the Borrower of any of its obligations hereunder.
     (10) The Borrower represents and warrants that the Project has been completed in accordance with all material federal, State and local laws, ordinances and regulations applicable thereto.
     (11) The availability of financial assistance from the Authority as provided herein and in the Indenture induced the Borrower to undertake construction of the Project in the State. The Borrower does not presently intend to lease the Project.
     (12) The Borrower will not take or omit to take any action which action or omission will in any way cause the proceeds of the Bonds to be applied in a manner contrary to that provided in the Indenture and the Financing Documents as in force from time to time.
     (13) The Borrower has not taken and will not take any action and knows of no action that any other person, firm or corporation has taken or intends to take, which would cause interest on the Bonds to be includable in the gross income of the recipients thereof for federal income tax purposes. The representations, certifications and statements of reasonable expectation made by the Borrower in the Tax Regulatory Agreement and relating to Project description, composite issues, bond maturity and average asset economic life, use of Bond proceeds, arbitrage and related matters are hereby incorporated by this reference as though fully set forth herein.
     (14) The Borrower is the owner of the Project and of a 12.205% undivided interest in the Plant and the Borrower's title thereto is free and clear of all recorded and properly indexed or filed and properly indexed encumbrances except for Permitted Encumbrances.
ARTICLE III

THE LOAN
     Section 3.1 Loan Clauses. (A) Subject to the conditions and in accordance with the terms of this Agreement, the Authority agrees to make a loan to the Borrower from the proceeds of the Bonds in the amount of $38,500,000 and the Borrower agrees to borrow such amount from the Authority.
     (B) Such loan shall be made at the time of delivery of the Bonds and receipt of payment therefor by the Authority against receipt by the Authority of the Note duly executed and delivered to evidence the pecuniary indebtedness of the Borrower hereunder. As and for the loan the Authority shall apply the proceeds of the Bonds as provided in the Indenture on the terms and conditions therein prescribed.
     (C) The Borrower shall make payments in immediately available funds to the Trustee for deposit in the Debt Service Fund no later than 11:00 a.m. on the date on which such payment of principal (including principal called for redemption) of, premium, if any, or interest on Bonds shall become due in an amount equal to the payment then coming due on such Bonds less the amounts, if any, then held in the Debt Service Fund and available to pay the same. The Borrower may make payments to the Debt Service Fund earlier than required by this section, but such payments shall not affect the accrual of interest. In addition, the Borrower shall pay to the Trustee, as and when the same shall become due, all other amounts due under the Financing Documents, together with interest thereon at the then applicable rate as set forth herein in Section 6.2(G). The Borrower shall have the option to prepay its loan obligation in whole or in part at the times and in the manner provided in Article VIII hereof.

     (D) The payments to be made under Section 3.1(C) shall be appropriately adjusted to reflect the date of issue of Bonds, accrued interest deposited in the Debt Service Fund, if any, and any purchase or redemption of Bonds so that there will be available on each payment date the amount necessary to pay the interest and principal due or coming due on the Bonds and so that accrued interest will be applied to the installments of interest to which it is applicable.
     (E) The Borrower will further pay to the Tender Agent, in immediately available funds, on each day on which a payment of the purchase price of a Bond pursuant to Article IV of the Indenture is required, an amount which will enable the Tender Agent to make such payment in full in a timely manner; provided, however, that the obligation of the Borrower to make any such payment shall be deemed satisfied and discharged to the extent money are available from the source described in clause (i) of Section 4.5(A) of the Indenture.
     (F) At any time when any principal of the Bonds is overdue, the Borrower shall also have a continuing obligation to pay to the Trustee for deposit in the Debt Service Fund an amount equal to interest on the overdue principal. Redemption premiums shall not bear interest.
     (G) In the event the Borrower should fail to make any of the payments required under the foregoing provisions of this Section 3.1, the item or installment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid, and the Borrower agrees to pay or cause to be paid the same with interest thereon at the rate determined in accordance with Article II of the Indenture until paid in accordance herewith and with the Indenture.
     Section 3.2 Other Amounts Payable. (A) The Borrower hereby further expressly agrees to pay to the Trustee as and when the same shall become due,
(i) an amount equal to the initial and annual fees of the Trustee for the ordinary services of the Trustee rendered and its ordinary expenses incurred under the Indenture, including fees and expenses as Paying Agent and the fees and expenses of Trustee's counsel, including fees and expenses as registrar and in connection with preparation and delivery of new Bonds upon exchanges or transfers, (ii) the reasonable fees and expenses of the Trustee and any Paying Agents on the Bonds for acting as paying agents as provided in the Indenture, including fees and expenses of the Paying Agent as registrar and in connection with the preparation of new Bonds upon exchanges, transfers or redemptions,
(iii) the reasonable fees and expenses of the Tender Agent for the performance of its duties as provided in the Indenture, including reasonable counsel fees and expenses, (iv) the reasonable fees and expenses of the Remarketing Agent for the performance of its duties as provided in the Indenture, including the reasonable fees of their counsel and other expenses the Remarketing Agent may incur in providing for accurate offering documents in connection therewith,
(v) the reasonable fees and charges of the Trustee for extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, including reasonable counsel fees and expenses, and (vi) fees and expenses of Bond Counsel and the Authority for any future action requested of either.
     (B) The Borrower also agrees to pay directly to the Authority on each anniversary of the date of issuance of the Bonds a fee equal to one-eighth (1/8) of 1% of the principal amount of the Bonds then Outstanding, such fee to be payable, without notice, demand or invoice of any kind, at the Authority's address as set forth herein or at such other address and to the attention of such other person, or to such account, as the Authority may stipulate by written notice to the Borrower.
     (C) The Borrower also agrees to pay all amounts payable by it under the Financing Documents at the time and in the manner therein provided.
     Section 3.3     Manner of Payment.  The payments provided for in Section
3.1 hereof shall be made by any reasonable method providing immediately available funds at the time and place of payment directly to the Trustee for the account of the Authority and shall be deposited in the Debt Service Fund. The additional payments provided for in Section 3.2 shall be made in the same manner directly to the entitled party or to the Trustee for its own use or disbursement to the Paying Agent, as the case may be.
     Section 3.4 Obligation Unconditional. The obligations of the Borrower under the Financing Documents shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment or counterclaim it might otherwise have against the Authority or the Trustee.
The Borrower will not suspend or discontinue any such payment or terminate this Agreement (other than in the manner provided for hereunder) for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, failure of title, or commercial frustration of purpose, or any damage to or destruction of the Project, or the taking by eminent domain of title to or the right of temporary use of all or any part of the Project, or any change in the tax or other laws of the United States, the State or any political subdivision of either thereof, or any failure of the Authority or the Trustee to perform and observe any agreement or covenant, whether expressed or implied, or any duty, liability or obligation arising out of or connected with the Financing Documents.
     Section 3.5 Security Clauses. The Authority hereby notifies the Borrower and the Borrower acknowledges that, among other things, the Borrower's loan payments and all of the Authority's right, title and interest under the Financing Documents to which it is a party (except its rights under Sections 6.2, 6.4 and 7.3 hereof) are being concurrently with the execution and delivery hereof endorsed, pledged and assigned without recourse by the Authority to the Trustee as security for the Bonds as provided in the Indenture.
     Section 3.6 Issuance of Bonds. The Authority has concurrently with the execution and delivery hereof sold and delivered the Bonds under and pursuant to a resolution adopted by the Authority on August 18, 1999, authorizing their issuance under and pursuant to the Indenture. The proceeds of sale of the Bonds shall be applied as provided in Article V of the Indenture.
     Section 3.7 Effective Date and Term. (A) This Agreement shall become effective upon its execution and delivery by the parties hereto, shall remain in full force from such date and, subject to the provisions hereof (including particularly Articles VII and VIII), shall expire on such date as the Indenture shall be discharged and satisfied in accordance with the provisions of subsection 12.1(A) thereof. The Borrower's obligations under Sections 6.2 and 6.3 hereof, however, shall survive the expiration of this Agreement.
     (B) Within 60 days of such expiration the Authority shall deliver to the Borrower any documents and take or cause the Trustee, at the Borrower's expense, to take any such reasonable actions as may be necessary to effect the cancellation, release and satisfaction of the Indenture and the Financing Documents.
     Section 3.8 Option to Change Modes. The Borrower shall have, and is hereby granted, the option to elect from time to time to change the Rate Period for the Bonds in whole or in part from one Rate Period to one or more Rate Periods in accordance with the provisions of the Indenture and to rescind such election as provided in the Indenture.
      ARTICLE IV

THE PROJECT
     Section 4.1 Completion of the Project. (A) The Borrower represents and warrants that the Project has been completed.
     (B) The Borrower affirms that it shall bear all of the costs and expenses in connection with the preparation of the Financing Documents and the Indenture, the preparation and delivery of any legal instruments and documents necessary in connection therewith and their filing and recording, if required, and all taxes and charges payable in connection with any of the foregoing. Such costs and all other costs of the refunding of the Prior Obligations shall be paid by the Borrower.
     Section 4.2 No Warranty Regarding Condition, Suitability or Cost of Project. Neither the Authority, nor the Trustee, nor any Bondholder makes any warranty, either expressed or implied, as to the Project or its condition or that it will be suitable for the Borrower's purposes or needs, or that the insurance required hereunder will be adequate to protect the Borrower's business or interest, or that the proceeds of the Bonds will be sufficient to finance the Project.
     Section 4.3     Taxes. (A) The Borrower will pay when due all material
(1) taxes, assessments, water rates and sewer use or rental charges, (2) payments in lieu thereof which may be required by law, and (3) governmental charges and impositions of any kind whatsoever which may now or hereafter be lawfully assessed or levied upon the Project or any part thereof, or upon the rents, issues, or profits thereof, whether directly or indirectly. With respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as are required to be paid during the Term.
     (B) The Borrower may, at its expense and in its own name, in good faith contest any such taxes, assessments and other charges and payments in lieu of taxes including assessments and, in the event of such contest, may permit the taxes, assessments or other charges or payments in lieu of taxes, including assessments so contested to remain unpaid, during the period of such contest and any appeal therefrom. Nothing herein shall preclude the Borrower, at its expense and in its own name and behalf, from applying for any tax exemption allowed by the federal government, the State or any political or taxing subdivision thereof under any existing or future provision of law which grants or may grant such tax exemption.
     Section 4.4 Insurance. (A) The Borrower shall cause the Project to be insured against loss or damage by fire, flood, lightning, windstorm, vandalism and malicious mischief and other hazards, casualties, contingencies and extended coverage risks in such amounts and in such manner as is required by applicable federal or state law and shall pay when due the premiums thereon.
     (B) The Borrower further agrees that, to the extent of its ownership and control of the Project, it will at all times cause to be carried public liability insurance with respect to the Project to the extent required by applicable federal or state law.
     (C) As an alternative to the hazard insurance and public liability insurance requirements of subsections (A) or (B) above the Borrower may self-insure against hazard or public liability risks.
     (D) The insurance coverage required by this Section may be effected under overall blanket or excess coverage policies of the Borrower or any affiliate and may be carried with any insurer other than an unauthorized insurer under the Connecticut Unauthorized Insurers Act. The Borrower shall furnish evidence satisfactory to the Authority or the Trustee, promptly upon the request of either, that the required insurance coverage is valid and in force.
     Section 4.5 Compliance with Law. The Borrower will observe and comply with all material laws, regulations, ordinances, rules, and orders (including without limitation those relating to zoning, land use, environmental protection, air, water and land pollution, wetlands, health, equal opportunity, minimum wages, worker's compensation and employment practices) of any federal, state, municipal or other governmental authority relating to the Project except during any period during which the Borrower at its expense and in its name shall be in good faith contesting its obligation to comply therewith.
     Section 4.6 Maintenance and Repair. At its own expense, the Borrower will keep and maintain or cause the Project to be kept and maintained in accordance with sound utility operating practice and in good condition, working order and repair, will not commit or suffer any waste thereon, and will make all material repairs and replacements thereto which may be required in connection therewith. Nothing in this Section 4.6 shall (1) apply to any portion of the Project beyond its useful or economic life or (2) apply to the use and disposition by the Borrower of any part of the Project in the ordinary course of its business.
ARTICLE V

CONDEMNATION,
DAMAGE AND DESTRUCTION
     Section 5.1 No Abatement of Payments Hereunder. If the Project shall be damaged or either partially or totally destroyed, or if title to or the temporary use of the whole or any part thereof shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the Borrower hereunder and the Borrower shall continue to be obligated to make such payments. In any such case the Borrower shall promptly give written notice thereof to the Authority and the Trustee.
     Section 5.2 Project Disposition Upon Condemnation, Damage or Destruction. In the event of any such condemnation, damage or destruction the Borrower shall:
       (1) Comply with the applicable provisions of the Sharing Agreement concerning the repair, reconstruction or restoration of the Project or give notice to the Authority of its decision not to so comply; and/or
       (2) If and as permitted by Section 8.1 hereof, exercise its option to prepay its loan obligation in full.
     Section 5.3     Application of Net Proceeds of Insurance or
Condemnation. The Net Proceeds from any insurance or condemnation award with respect to the Project shall be applied at the direction of the Borrower with the approval of the Authority.
ARTICLE VI

COVENANTS
     Section 6.1 The Borrower to Maintain its Corporate Existence; Conditions under which Exceptions Permitted. (A) The Borrower covenants and agrees that, during the Term of this Agreement it will maintain its corporate existence, will continue to be a corporation either organized under the laws of or duly qualified to do business as a foreign corporation in the State and in all jurisdictions necessary in the operation of its business, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it.
     (B) The Borrower may, however, without violating the agreements contained in this Section, consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets as an entity and thereafter liquidate or dissolve, if (a) the Borrower is the surviving, resulting or transferee corporation, as the case may be, or (b) in the event the Borrower is not the surviving, resulting or transferee corporation, as the case may be, such corporation (i) is a solvent corporation either organized under the laws of or duly qualified to do business as a foreign corporation subject to service of process in the State and (ii) assumes in writing all of the obligations of the Borrower herein, and under the Note.

     Section 6.2 Indemnification, Payment of Expenses, and Advances. (A) The Borrower agrees to protect, defend and hold harmless the Trustee, the Paying Agent, the Tender Agent, the Authority, the State, agencies of the State and the members, servants, agents, officers, employees and directors of the Trustee, the Paying Agent, the Tender Agent, the Authority or the State (the "Indemnified Parties"), from any claim, demand, suit, action or other proceeding and any liabilities, costs, and expenses whatsoever by any person or entity whatsoever, arising or purportedly arising from or in connection with the Financing Documents, the Indenture, the Bonds, or the transactions contemplated thereby or actions taken thereunder by any person (including without limitation the filing of any information, form or statement with the Internal Revenue Service), except for any willful and material misrepresentation, willful misconduct or gross negligence on the part of the Indemnified Parties and except for any bad faith on the part of any Indemnified Party other than the Authority.
     The Borrower agrees to indemnify and hold harmless any Indemnified Party against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in the written information provided by the Borrower in connection with the issuance or sale of the Bonds or incorporated by reference therein or caused by any omission or alleged omission from such information of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.
     (B) The Authority, the Trustee and the Tender Agent shall not be liable for any damage or injury to the persons or property of the Borrower or its members, directors, officers, agents, servants or employees, or any other person who may be about the Project due to any act or omission of any person other than the Authority, the Trustee or the Tender Agent or their respective members, directors, officers, agents, servants and employees.
     (C) The Borrower releases each Indemnified Party from, agrees that no Indemnified Party shall be liable for, and agrees to hold each Indemnified Party harmless against, any attorney fees and expenses, expenses or damages incurred because of any investigation, review or lawsuit commenced by the Trustee, the Tender Agent or the Authority in good faith with respect to the Financing Documents, the Indenture, the Bonds and the Project, and the Authority, the Trustee or the Tender Agent shall promptly give written notice to the Borrower with respect thereto.
     (D) All covenants, stipulations, promises, agreements and obligations of the Authority and the Trustee contained herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Authority and the Trustee and not of any member, director, officer or employee of the Authority or the Trustee in its individual capacity, and no recourse shall be had for the payment of the Bonds or for any claim based thereon or hereunder against any member, director, officer or employee of the Authority or the Trustee or any natural person executing the Bonds.
     (E) In case any action shall be brought against one or more of the Indemnified Parties based upon any of the above and in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action shall not relieve it of any liability which it may have to any Indemnified Party otherwise than under this Section 6.2. In case any such action shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such Indemnified Party, and after notice from the Borrower to such Indemnified Party of the Borrower's election so to assume the defense thereof, the Borrower shall not be liable to such Indemnified Party for any subsequent legal or other expenses attributable to such defense, except as set forth below, other than reasonable costs of investigation subsequently incurred by such Indemnified Party in connection with the defense thereof.
The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by the Borrower; (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Borrower and the Indemnified Party in the conduct of the defense of such action (in which case the Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party); or (iii) the Borrower shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume defense of such action; provided, however, that Borrower shall not be responsible for the fees and expenses of more than one such law firm unless an Indemnified Party shall have reasonably concluded that there may be a conflict of interest between such Indemnified Party and any other Indemnified Party requiring the use of separate counsel, or Borrower has not employed counsel which is satisfactory to each Indemnified Party. The Borrower shall not be liable for any settlement of any action or claim effected without its consent.
     (F) The Borrower also agrees to pay all reasonable or necessary out-of-pocket expenses of the Authority in connection with the issuance of the Bonds, the administration of the Financing Documents and the enforcement of its rights thereunder.
     (G) In the event the Borrower fails to pay any amount or perform any act under the Financing Documents, the Trustee or the Authority may pay the amount or perform the act, in which event the costs, disbursements, expenses and reasonable counsel fees and expenses thereof, together with interest thereon from the date the expense is paid or incurred at the prime interest rate generally prevailing among banks in the State on the date of the advance plus 1% shall be an additional obligation hereunder payable upon demand by the Authority or the Trustee.
     (H) Any obligation of the Borrower to the Authority under this Section shall be separate from and independent of the other obligations of the Borrower hereunder, and may be enforced directly by the Authority against the Borrower irrespective of any action taken by or on behalf of the Owners of the Bonds.
     (I) The obligations of the Borrower under this section, notwithstanding any other provisions contained in the Financing Documents, shall survive the termination of this Agreement and shall be recourse to the Borrower, and for the enforcement thereof any Indemnified Party shall have recourse to the general credit of the Borrower.
     Section 6.3 Incorporation of Tax Regulatory Agreement; Payments Upon Taxability. (A) For purpose of this Section, the term Owner means the Beneficial Owner of the Bonds so long as the Book-Entry System is in effect.
     (B) The representations, warranties, covenants and statements of expectation of the Borrower set forth in the Tax Regulatory Agreement are by this reference incorporated in this Agreement as though fully set forth herein.
     (C) If any Owner of the Bonds receives from the Internal Revenue Service a notice of assessment and demand for payment with respect to interest on any Bond (except a notice and demand based upon the assertion that the Owner of the Bonds is a Substantial User or Related Person), an appeal may be taken by the Owner of the Bonds at the option of the Borrower. Without limiting the generality of the foregoing, the Borrower shall have the right to direct the Trustee to direct the Owner of the Bonds to take such appeal or not to take such appeal. In either case all expenses of the appeal including reasonable counsel fees and expenses shall be paid by the Borrower, and the Owner of the Bonds and the Borrower shall cooperate and consult with each other in all matters pertaining to any such appeal, except that no Owner of the Bonds shall be required to disclose or furnish any non-publicly disclosed information, including, without limitation, financial information and tax returns.
     (D) Not later than 120 days following a Determination of Taxability, the Borrower shall pay to the Trustee an amount sufficient, when added to the amount then in the Debt Service Fund and available for such purpose, to retire and redeem all Bonds then Outstanding (or portion thereof if, in the opinion of nationally recognized bond counsel, such partial redemption will preserve the tax-exempt status of interest on the Bonds Outstanding subsequent to such redemption, in accordance with Section 2.4 of the Indenture.
     (E) The obligation of the Borrower to make the payments provided for in this Section shall be absolute and unconditional, and the failure of the Authority or the Trustee to execute or deliver or cause to be executed or delivered any documents or to take any action required under this Agreement or otherwise shall not relieve the Borrower of its obligation under this Section. Notwithstanding any other provision of this Agreement or the Indenture, the Borrower's obligations under this Section shall survive the termination of this Agreement and the Indenture.
     (F) The occurrence of a Determination of Taxability shall not be an Event of Default hereunder but shall require only the performance of the obligations of the Borrower stated in this Section, the breach of which shall constitute an Event of Default as provided in Section 7.1 hereof.
     (G) At any time after the issuance of the Bonds, the Authority shall, upon (1) the release of a published Revenue Ruling by the Internal Revenue Service and the receipt by the Authority of an opinion of Bond Counsel to the effect that such ruling may adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes, and (2) receipt from the Borrower, within 30 days after the Authority has mailed copies of such ruling and such opinion to the Borrower, of a written request to proceed in accordance with this Section, proceed to apply for and use its best efforts to obtain a ruling from the Internal Revenue Service, pursuant to Revenue Procedure 96-16 or any other procedures subsequently established by the Internal Revenue Service, as to the qualification or continued qualification of interest on the Bonds for exclusion from gross income for federal income tax purposes. The Authority and the Borrower shall cooperate and consult with each other in all matters pertaining to such ruling request. All expenses of the Authority in connection with such application including reasonable counsel fees shall be paid by the Borrower.
     Section 6.4 Covenant as to Project Use. (A) The Borrower agrees that it shall promptly notify the Authority and the Trustee within 30 days of the occurrence of any of the following events, in each case, whether as a result of a determination by the Borrower, the Connecticut Department of Public Utility Control or the United States Nuclear Regulatory Commission or its successors:
(1)     Permanent shutdown of the Plant;
(2) Abandonment of a substantial portion of the Plant at any one time or in the aggregate;
(3) Any disposition of all or any part of the Borrower's ownership interest in the Project other than (i) in connection with a merger, consolidation, or sale of assets permitted by Section 6.1(B) hereof, (ii) in connection with any form of financing (including without limitation the grant of a mortgage or security interest or sale in connection with a sale and lease back) by the Borrower, (iii) of any portion of the Project beyond its useful or economic life, or (iv) in the ordinary course of the Borrower's business.
(4) Any determination, following damage or destruction of all or substantially all of the Plant, not to repair, reconstruct, relocate or replace the Plant.
     (B) In the event that the Authority receives notice from the Borrower of the occurrence of any event described in subsection (A) of this Section 6.4, the Borrower agrees that the Authority may, not later than one year after the receipt of such notice from the Borrower, declare that payment of all amounts due under the Financing Documents shall be accelerated by notice to the Borrower and the Trustee stating that such amounts are due and payable by the Borrower in full on a date selected by the Borrower and set forth in a notice to the Trustee and the Authority, which date shall be not later than three years from the date of mailing of the Authority's acceleration notice to the Borrower.
     (C) Any failure of the Borrower to comply with the provisions of this Section shall be subject to the provisions of Section 7.3 hereof.
     Section 6.5 Further Assurances and Corrective Instruments. The Authority and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement.
     Section 6.6     Covenant by Borrower as to Compliance with Indenture.
The Borrower covenants and agrees that it will comply with the provisions of the Indenture with respect to the Borrower and that the Trustee and the Bondholders shall have the power and authority provided in the Indenture. The Borrower further agrees to aid in the furnishing to the Authority or the Trustee of opinions that may be required under the Indenture. The Borrower covenants and agrees that the Trustee shall be entitled to and shall have all the rights, including the right to enforce against the Borrower the provisions of the Financing Documents, pertaining to the Trustee notwithstanding the fact that the Trustee is not a party to the Financing Documents.
     Section 6.7 Assignment of Agreement or Note. (A) The Borrower may not assign its rights, interests or obligations hereunder or under the Note except as may be permitted pursuant to Section 6.1(B) hereof.
     (B) The Authority agrees that it will not assign or transfer any of the Financing Documents or the revenues and other receipts, funds and monies to be received thereunder during the Term except to the Trustee as provided in this Agreement and the Indenture.
     Section 6.8 Inspection. The Authority, the Trustee and their duly authorized agents shall have (1) the right at all reasonable times to enter upon and to examine and inspect the Project and (2) such rights of access thereto as may be reasonably necessary for the proper maintenance and repair thereof in the event of failure by the Borrower to perform its obligations under this Agreement, subject, in each case, to all applicable laws, rules, regulations, orders and guidelines. The Authority and the Trustee shall also be permitted, at all reasonable times, to examine the books and records of the Borrower with respect to the Project.
     Section 6.9 Default Notification. Within seven (7) days after becoming aware of any condition or event which constitutes, or with the giving of notice or the passage of time would constitute, an Event of Default or an "Event of Default" under Section 8.1 of the Indenture, the Borrower shall deliver to the Authority, the Remarketing Agent, the Paying Agent and the Trustee a notice stating the existence and nature thereof and specifying the corrective steps, if any, the Borrower is taking with respect thereto.
     Section 6.10 Covenant Against Discrimination. (A) The Borrower in the performance of this Agreement will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religion, national origin, age, sex, sexual orientation, marital status, physical or learning disability, political beliefs, mental retardation or history of mental disorder in any manner prohibited by the laws of the United States or of the State.
     (B) The Borrower will comply with the provisions of the resolution adopted by the Authority on June 14, 1977, as amended, and the policy of the Authority implemented pursuant thereto concerning the promotion of equal employment opportunity through affirmative action plans. The resolution requires that all borrowers receiving financial assistance from the Authority adopt and implement an affirmative action plan prior to the closing of the loan. The plan shall be updated annually as long as the Bonds remain Outstanding.

     Section 6.11 Authority Costs and Expenses. The Authority agrees that it shall in all instances act in good faith in incurring costs, expenses and legal fees in connection with the transactions contemplated by this Agreement and the Indenture.
     Section 6.12     [Reserved].
     Section 6.13 Liens. The Borrower will not incur, assume, create or suffer to exist any lien on or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign any right to receive income, other than Permitted Encumbrances, unless such lien is extended to also secure the Borrower's obligations hereunder and under the Note on a parity basis.
ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES
     Section 7.1 Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:
       (1) Any material representation or warranty made by the Borrower in the Financing Documents or any certificate, statement, data or information furnished in writing to the Authority or the Trustee by the Borrower in connection with the closing of the initial issue of the Bonds or included by the Borrower in its application to the Authority for assistance proves at any time to have been incorrect when made in any material respect.
       (2) Failure by the Borrower to pay any interest, principal or Redemption Price that has become due and payable with respect to the Bonds.
       (3) Failure by the Borrower to pay when due, pursuant to Section 3.1(E) hereof, any amounts necessary to pay the purchase price of Bonds tendered or deemed to be tendered by the Owners thereof pursuant to Sections
4.1 and 4.2 of the Indenture.
       (4) Failure by the Borrower to pay any amount, other than interest, principal, premium or purchase price with respect to the Bonds, that has become due and payable pursuant to the Financing Documents and the continuance of such failure for a period of more than thirty days.
       (5) Failure by the Borrower to comply with the default notification provisions of Section 6.9 hereof.
       (6) The occurrence of an "Event of Default" under Section 8.1(A) of the Indenture.

       (7) Failure by the Borrower to observe or perform any covenant, condition or agreement hereunder or under the Financing Documents (except those referred to above) and (a) continuance of such failure for a period of sixty days after receipt by the Borrower of written notice specifying the nature of such failure or (b) if by reason of the nature of such failure the same cannot be remedied within the sixty day period, the Borrower fails to proceed with reasonable diligence after receipt of the notice to cure the failure.
       (8) The Borrower shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, (b) admit in writing its inability to pay its debts generally as they become due, (c) make a general assignment for the benefit of creditors,
(d) be adjudicated a bankrupt or insolvent, or (e) commence a voluntary case under the Federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or corporate action shall be taken by it for the purpose of effecting any of the foregoing; or if without the application, approval or consent of the Borrower, a proceeding shall be instituted in any court of competent jurisdiction, seeking in respect of the Borrower an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower in good faith, the same shall continue undismissed, or pending and unstayed, for any period of 90 consecutive days.
     Section 7.2 Remedies on Default. (A) Whenever any Event of Default shall have occurred, the Trustee, or the Authority where so provided herein, may take any one or more of the following actions:
       (1) The Trustee, as and to the extent provided in Article VIII of the Indenture, may cause all amounts payable under the Financing Documents to be immediately due and payable without notice or demand of any kind, whereupon the same shall become immediately due and payable.
       (2) The Authority, without the consent of the Trustee or any Bondholder, may proceed to enforce the obligations of the Borrower to the Authority under this Agreement.
       (3) The Trustee may take whatever action at law or in equity it may have to collect the amounts then due and thereafter to become due, or to enforce the performance or observance of the obligations, agreements, and covenants of the Borrower under the Financing Documents.
     (B) In the event that any Event of Default or any proceeding taken by the Authority (or by the Trustee on behalf of the Authority) thereon shall be waived or determined adversely to the Authority, then the Event of Default shall be annulled and the Authority and the Borrower shall be restored to their former rights hereunder, but no such waiver or determination shall extend to any subsequent or other default or impair any right consequent thereon.
     Section 7.3 Remedies Upon Project Use Default. (A) If the Borrower shall fail to notify the Authority of the occurrence of any event set forth in
Section 6.4(A) hereof within 30 days of the determination thereof as provided in Section 6.4(A), the Authority may, not later than one year after obtaining knowledge of such determination and so long as such failure is continuing, send a notice to the Trustee and the Borrower calling for the acceleration of all of the Borrower's obligations under the Financing Documents and for the redemption of all of the Bonds Outstanding. Any such notice (i) shall set forth in reasonable detail the event giving rise to the Borrower's obligation under Section 6.4(A), (ii) shall be accompanied by such evidence thereof as shall be acceptable to the Trustee, and (iii) shall specify the dates upon which (a) notice of redemption of the Bonds is to be given by the Trustee (which shall not be less than 180 days from the date of the notice being given to the Trustee by the Authority) and (b) the date redemption of Bonds is to occur (which shall be a date at least thirty days after notice of redemption is to be given by the Trustee).
            (B) If, after receipt of notice from the Authority as provided in Section 6.4(B), the Borrower shall fail to select a date for redemption of all Outstanding Bonds, the Authority may, not earlier than 60 days prior to the date which is three years after the date notice was mailed to the Borrower as provided in Section 6.4(B), send a notice to the Trustee and the Borrower calling for the redemption of all of the Bonds then Outstanding. Any such notice shall specify the date that notice of redemption is to be given by the Trustee and the date that such redemption is to occur.
            (C) On or before the redemption date specified by the Trustee in its notice of redemption pursuant to this Section, the Borrower shall pay, as a final loan payment hereunder, a sum sufficient, together with other funds on deposit with the Trustee and available for such purpose, to redeem all Bonds then Outstanding under the Indenture at 100% of the principal amount thereof plus accrued interest to the redemption date. The Borrower shall also pay or provide for all reasonable and necessary fees of the Trustee and any Paying Agent accrued and to accrue through the date of redemption of the Bonds and all other amounts due or to become due under the Financing Documents.
     Section 7.4 No Duty to Mitigate Damages. Unless otherwise required by law, neither the Authority, the Trustee nor any Bondholder shall be obligated to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Borrower if an Event of Default shall occur.
     Section 7.5 Remedies Cumulative. No remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. Delay or omission to exercise any right or power accruing upon any default or failure by the Authority or the Trustee to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by the Borrower hereunder shall not impair any such right or power or be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce, by injunction or other appropriate legal or equitable remedy, strict compliance by the Borrower with all of the covenants and conditions hereof, or of the right to exercise any such rights or remedies, if such default by the Borrower be continued or repeated.
ARTICLE VIII

PREPAYMENT PROVISIONS
     Section 8.1 Optional Prepayment. (A) The Borrower shall have, and is hereby granted, the option to prepay its loan obligation and to cause the corresponding optional redemption of the Bonds pursuant to Section 2.4(A) of the Indenture at such times, in such amounts, and with such premium, if any, for such optional redemption as set forth in Section 2.4(A) of the Indenture, by delivering a written notice to the Trustee in accordance with Section 8.2 hereof, with a copy to the Authority, setting forth the amount to be prepaid, the amount of Bonds requested to be redeemed with the proceeds of such prepayment, and the date on which such Bonds are to be redeemed. Such prepayment must be sufficient to provide monies for the payment of interest and Redemption Price in accordance with the terms of the Bonds requested to be redeemed with such prepayment and all other amounts then due under the Financing Documents. In the event of any complete prepayment of its loan obligation, the Borrower shall, at the time of such prepayment, also pay or provide for the payment of all reasonable or necessary fees and expenses of the Authority, the Trustee , the Tender Agent, the Paying Agent and the Remarketing Agent accrued and to accrue through the final payment of all the Bonds. Any such prepayments shall be applied to the redemption of Bonds in the manner provided in Section 2.4(A) of the Indenture, and credited against payments due hereunder in the same manner.
     (B) The Borrower shall have, and is hereby granted, the option to prepay its loan obligation in full at any time without premium if any of the following events shall have occurred, as evidenced in each case by the filing with the Trustee of a certificate of an Authorized Representative of the Borrower to the effect that one of such events has occurred and is continuing, and describing the same:
       (1) Damage or destruction of the Plant to such extent that in the opinion of the Borrower (expressed in a resolution adopted by the Board of Directors of the Borrower (a "Board Resolution")) and of an architect or engineer acceptable to the Borrower (who may be an employee of the Borrower), both filed with the Authority and the Trustee, (a) the Plant cannot be reasonably repaired, rebuilt, or restored within a period of six (6) months to its condition immediately preceding such damage or destruction, or (b) normal operations are prevented from being carried on at the Plant as a result of such damage or destruction for a period of not less than six (6) months.
       (2) Loss of title to or use of a substantial part of the Plant as a result of the exercise of the power of eminent domain which, in the opinion of the Borrower (expressed in a Board Resolution) and of an architect or engineer acceptable to the Borrower (who may be an employee of the Borrower), both filed with the Authority and the Trustee, prevents or is likely to prevent normal operations from being carried on at the Plant for a period of not less than six (6) months.
       (3) A change in the Constitution of the State of Connecticut or of the United States of America or legislative or executive action (whether local, state, or federal) or a final decree, judgment or order of any court or administrative body (whether local, state, or federal) which, in the opinion of nationally recognized bond counsel, causes this Agreement to become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed herein or, imposes unreasonable burdens or excessive liabilities upon the Borrower with respect to the Plant or the operation thereof.
       (4) The operation of the Plant shall have been enjoined or shall otherwise have been prohibited by any order, decree, rule or regulation of any court or of any local, state, or federal regulatory body, administrative agency or other governmental body for a period of not less than six (6) months.
       (5) Changes which the Borrower cannot reasonably control in the economic availability of fuel, materials, supplies, labor, equipment, or other properties or things necessary for the efficient operation of the Plant shall have occurred which, in the judgment of the Borrower (determined in a Board Resolution), render the continued operation of the Plant uneconomical.
       (6) Changes in circumstances, including, but not limited to, changes in pollution control requirements, shall have occurred such that in the opinion of the Borrower (expressed in a Board Resolution) use of the Project is no longer required or desirable.
In any such case the final loan payment shall be a sum sufficient, together with other funds deposited with Trustee and available for such purpose, to redeem all Bonds then outstanding under the Indenture at the redemption price of 100% of the principal amount thereof plus accrued interest to the redemption date or dates and all other amounts then due under the Financing Documents, and the Borrower shall also pay or provide for all reasonable or necessary fees and expenses of the Trustee, the Tender Agent, the Paying Agent and the Remarketing Agent accrued and to accrue through final payment for the Bonds. The Borrower shall deliver a written notice to the Trustee, with a copy to the Authority, requesting the redemption of the Bonds under the Indenture, which notice shall have attached thereto the applicable certificate of the Authorized Representative of the Borrower. The Borrower's right to so request the redemption of the Bonds upon the occurrence of any single event listed in this Section 8.1(B) shall expire six (6) months, and any such redemption shall occur within nine (9) months, after such event occurs.
     Section 8.2 Notice by the Borrower of Optional Prepayment. The Borrower shall exercise its option to prepay its loan obligation pursuant to
Section 8.1(A) or (B) by giving written notice signed by an Authorized Representative of the Borrower to the Trustee, the Authority, the Paying Agent, the Tender Agent and the Remarketing Agent at least forty-five (45) days before the prepayment date.
     Section 8.3 Mandatory Prepayment on Taxability. The Borrower shall pay or cause the prepayment of its loan obligation following a Determination of Taxability in the manner provided in Section 6.3 of this Agreement.
     Section 8.4 Mandatory Prepayment Upon Occurrence of Certain Events. The Borrower shall pay or cause the prepayment of its loan obligation, prior to the maturity of the Bonds, on a date selected by the Borrower, which date shall be not later than three years after the date of mailing to the Borrower of notice from the Authority of the Authority's election to accelerate the Borrower's loan obligation hereunder as provided in Sections 6.4 and 7.3 hereof.
      ARTICLE IX

GENERAL

     Section 9.1 Indenture. (A) Monies received from the sale of the Bonds and all loan payments made by the Borrower and all other monies received by the Authority or the Trustee under the Financing Documents shall be applied solely and exclusively in the manner and for the purposes expressed and specified in the Indenture and in the Bonds and as provided in this Agreement.

     (B) The Borrower shall have and may exercise all the rights, powers and authority given the Borrower in the Indenture and in the Bonds, and the Indenture and the Bonds shall not be modified, altered or amended in any manner which adversely affects such rights, powers and authority or otherwise adversely affects the Borrower without the prior written consent of the Borrower.

     Section 9.2 Benefit of and Enforcement by Bondholders. The Authority and the Borrower agree that this Agreement is executed in part to induce the purchase by others of the Bonds and for the further securing of the Bonds, and accordingly that all covenants and agreements on the part of the Authority and the Borrower as to the amounts payable with respect to the Bonds hereunder are hereby declared to be for the benefit of the holders from time to time of the Bonds and may be enforced as provided in the Indenture on behalf of the Bondholders by the Trustee.

     Section 9.3 Force Majeure. In case by reason of force majeure either party hereto shall be rendered unable wholly or in part to carry out its obligations under this Agreement, then except as otherwise expressly provided in this Agreement, if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after occurrence of the event or cause relied on, the obligations of the party giving such notice, other than the obligation of the Borrower to make the payments required under the terms hereof or of the Note, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability then claimed which shall include a reasonable time for the removal of the effect thereof, but for no longer period, and such parties shall endeavor to remove or overcome such inability with all reasonable dispatch. The term "force majeure", as employed herein, means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the Government of the United States, of the State or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, volcanoes, fires, hurricanes, tornadoes, storms, floods, washouts, droughts, arrests, restraining of government and people, civil disturbances, explosions, partial or entire failure of utilities, shortages of labor, material, supplies or transportation, or any other similar or different cause not reasonably within the control of the party claiming such inability. It is understood and agreed that the settlement of existing or impending strikes, lockouts or other industrial disturbances shall be entirely within the discretion of the party having the difficulty and that the above requirements that any force majeure shall be reasonably beyond the control of the party and shall be remedied with all reasonable dispatch shall be deemed to be fulfilled even though such existing or impending strikes, lockouts and other industrial disturbances may not be settled and could have been settled by acceding to the demands of the opposing person or persons.

     Section 9.4 Amendments. This Agreement may be amended only with the concurring written consent of the Trustee and, if required by the Indenture, of the Owners of the Bonds given in accordance with the provisions of the Indenture.

     Section 9.5 Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or when mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Authority, at 845 Brook Street, Rocky Hill, Connecticut 06067, Attention: Program Manager - Loan Administration; if to the Borrower, at 25 Research Drive, Westborough, Massachusetts 01582,
Attention: Treasurer; if to the Remarketing Agent, World Financial Center, North Tower, 9th Floor, New York, New York 10281, Attention: Public Finance Department; if to the Paying Agent, at 2 Avenue de Lafayette, Boston, Massachusetts 02111- 1724, Attention: Corporate Trust Administration; if to the Trustee, at 2 Avenue de Lafayette, Boston, Massachusetts 02111- 1724,
Attention: Corporate Trust Administration; and if to the Tender Agent, at 100 Wall Street, Suite 1600, New York, New York 10005, Attn: Corporate Trust Department. A duplicate copy of each notice, certificate or other communication given hereunder by either the Authority or the Borrower to the other shall also be given to the Trustee. The Authority, the Borrower, the Remarketing Agent, the Tender Agent, the Paying Agent and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     Section 9.6 Prior Agreements Superseded. This Agreement, together with all agreements executed by the parties concurrently herewith or in conjunction with the sale of the Bonds, shall completely and fully supersede all other prior understandings or agreements, both written and oral, between the Authority and the Borrower relating to the lending of money and the Project, including those contained in any commitment letter executed in anticipation of the issuance of the Bonds.

     Section 9.7 Execution of Counterparts. This Agreement may be executed simultaneously in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 9.8 Time. All references to times of day in this Agreement are references to New York City time.


     IN WITNESS WHEREOF, the Authority has caused this Agreement to be executed in its corporate name by a duly Authorized Representative, and the Borrower has caused this Agreement to be executed in its corporate name by its duly authorized officer all as of the date first above written.

                            CONNECTICUT  DEVELOPMENT  AUTHORITY



   By
                            Name: Francis T. Gagliardo
                            Title: Senior Vice President


                            NEW ENGLAND POWER COMPANY


     By

                            Name:
                            Title:

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Appendix A
PROMISSORY NOTE
New England Power Company

No.1     $38,500,000.00
     The New England Power Company, a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the "Borrower"), for value received hereby promises to pay to the order of the Connecticut Development Authority (the "Authority"), the principal sum of $38,500,000.00 on October 15, 2015 together with interest on the unpaid principal balance thereof from the date hereof until fully and finally paid at maturity, on the applicable Interest Payment Dates, together with all taxes levied or assessed on this Note or the debt evidenced hereby against the owner hereof. This Note shall bear interest at the rate or rates determined in accordance with Section 2.3 of the Indenture (as hereinafter defined) and, as long as the Bonds or any portion thereof bear interest at Flexible, Daily or Weekly Rates, shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, based on the year in which the Rate Period for such Bonds commences, and, as long as the Bonds or any portion thereof bear interest at a Term Rate, shall be computed on the basis of a 360-day year of twelve 30-day months. In no event shall the interest rate hereon exceed the maximum permitted by law.
     This Note has been executed under and pursuant to a Loan Agreement, dated as of September 1, 1999 between the Authority and the Borrower (the "Agreement"). This Note is issued to evidence the obligation of the Borrower under the Agreement to repay the loan made by the Authority from the proceeds of its $38,500,000 Pollution Control Revenue Refunding Bonds (New England Power Company Project - 1999 Series) (the "Bonds"), together with interest thereon and all other amounts, fees, penalties, premiums, adjustments, expenses, counsel fees and other payments of any kind required to be paid by the Borrower under the Agreement. The Agreement includes provision for mandatory and optional prepayment of this Note as a whole or in part.
     The Agreement and this Note (hereinafter, together with the Tax Regulatory Agreement, collectively referred to as the "Financing Documents") have been assigned to State Street Bank and Trust Company (the "Trustee") acting pursuant to an Indenture of Trust, dated as of September 1, 1999 (the "Indenture"), between the Authority and the Trustee. Such assignment is made as security for the payment of the Bonds issued by the Authority pursuant to the Indenture.
     As provided in Section 3.1 of the Agreement and subject to the provisions thereof, payments hereon are to be made at the Principal Office of State Street Bank and Trust Company, Boston, Massachusetts or at the office designated for such payment by any successor trustee in an amount which, together with other moneys available therefor pursuant to the Indenture, will equal the amount payable as principal or Redemption Price of and interest on the Bonds outstanding under the Indenture on such due date.
     The Borrower shall make payments on this Note on the dates and in the amounts specified herein and in the Agreement and in addition shall make such other payments as are required pursuant to the Financing Documents, the Indenture and the Bonds, including without limitation the applicable Redemption Price or purchase price. In the event of default, as defined in any of the Financing Documents, the principal of and interest on this Note may be declared immediately due and payable as provided in the Agreement. Upon any such declaration the Borrower shall pay all costs, disbursements, expenses and reasonable counsel fees of the Authority, the Trustee, the Tender Agent and the Remarketing Agent in seeking to enforce their rights under any of the Financing Documents.
     THE BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING AS ALLOWED UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR OTHERWISE UNDER ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER HEREOF MAY DESIRE TO USE. The Borrower further (1) waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, notice of any renewals or extension of this Note and (2) agrees that the time for payment of this Note may be changed and extended at the sole discretion of the Trustee without impairing its liability hereon. Any delay on the part of the Authority or the Trustee in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted with respect to one default shall not operate as a waiver in the event of any subsequent default.
     This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.
     Capitalized terms used in this Note and not otherwise defined shall have the meaning given to them in Section 1.1 of the Agreement.

     IN WITNESS WHEREOF, New England Power Company has caused this Note to be executed in its corporate name by its duly authorized officer as of September __, 1999.

                              NEW ENGLAND POWER COMPANY



                         By:  ________________________________
Name:
Title:


      AUTHORITY ENDORSEMENT
     Pay to the order of State Street Bank and Trust Company, as Trustee, without recourse.




                              CONNECTICUT DEVELOPMENT AUTHORITY



                              By:  ________________________________
Name:
Title:

TABLE OF CONTENTS

                                                            Page

ARTICLE I - DEFINITIONS AND INTERPRETATION................ 3
     Section 1.1 - Definitions............................ 3
     Section 1.2 - Interpretation......................... 9

ARTICLE II - REPRESENTATIONS AND WARRANTIES............... 9
     Section 2.1 - Representations by Authority........... 9
     Section 2.2 - Limitation of Control by Borrower......11
     Section 2.3 - Representations by the Borrower........11

ARTICLE III - THE LOAN....................................13
     Section 3.1 - Loan Clauses...........................13
     Section 3.2 - Other Amounts Payable..................14
     Section 3.3 - Manner of Payment......................14
     Section 3.4 - Obligation Unconditional...............15
     Section 3.5 - Security Clauses.......................15
     Section 3.6 - Issuance of Bonds......................15
     Section 3.7 - Effective Date and Term................15
     Section 3.8 - Option to Change Modes.................15

ARTICLE IV - THE PROJECT..................................15
     Section 4.1 - Completion of the Project..............16
     Section 4.2 - No Warranty Regarding Condition,
                   Suitability or Cost of Project.........16
     Section 4.3 - Taxes..................................16
     Section 4.4 - Insurance..............................16
     Section 4.5 - Compliance with Law....................17
     Section 4.6 - Maintenance and Repair.................17

ARTICLE V - CONDEMNATION, DAMAGE AND DESTRUCTION..........17
     Section 5.1 - No Abatement of Payments Herunder......17
     Section 5.2 - Project Disposition Upon Condemnation,
                   Damage or Destruction..................17
     Section 5.3 - Application of Net Proceeds of Insurance
                   or Condemnation........................17

ARTICLE VI - COVENANTS....................................18
     Section 6.1 - The Borrower to maintain its Corporate
                   Existence; Conditions under which
                   Exceptions Permited....................18
     Section 6.2 - Indemnification, Payment of Expenses,
                   and Advances...........................     18
     Section 6.3 - Incorporation of Tax Regulatory
                       Agreement; Payments Upon Taxability....     20
     Section 6.4 - Covenant as to Project Use.............     21
     Section 6.5 - Further Assurances and Corrective
                     Instruments............................     22
     Section 6.6 - Covenant by Borrower as to Compliance
                   with Indenture.........................     22
     Section 6.7 - Assignment of Agreement or Note........     22
     Section 6.8 - Inspection.............................     22
     Section 6.9 - Default Notification...................     23

TABLE OF CONTENTS

                                                       Page

     Section 6.10 -Covenant Against Discrimination........     23
        Section 6.11 -Authority Costs and Expenses...........     23
     Section 6.12 -(Reserved).............................     23
     Section 6.13 -Liens..................................     23

ARTICLE VII - EVENTS OF DEFAULT AND REMEDIES..............     23
     Section 7.1 - Events of Default......................     23
     Section 7.2 - Remedies on Default....................     24
     Section 7.3 - Remedies Upon Project Use Default......     25
     Section 7.4 - No Duty to Mitigate Damages............     25
     Section 7.5 - Remedies Cumulative....................     26

ARTICLE VIII - PREPAYMENT PROVISIONS......................     26
     Section 8.1 - Optional Prepayment....................     26
     Section 8.2 - Notice by the Borrower of Optional
                   Prepayment.............................      28
     Section 8.3 - Mandatory Prepayment on Taxability.....     28
     Section 8.4 - Mandatory Prepayment Upon Occurrence
                   of Certain Events......................     28

ARTICLE IX - GENERAL......................................     28
     Section 9.1 - Indenture..............................     28
     Section 9.2 - Benefit of and Enforcement by
                   Bondholders............................     28
     Section 9.3 - Force Majeure..........................     28
     Section 9.4 - Amendments.............................     29
     Section 9.5 - Notices................................     29
     Section 9.6 - Prior Agreements Superseded............     29
     Section 9.7 - Execution of Counterparts..............     29
     Section 9.8 - Time...................................     30
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